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                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
             COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
               (Dollars in Thousands, Except Per Share Amounts)

                                                         Three Months Ended
                                                              March 31
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $    6,302     $    4,723
Discontinued operations:
  Income from operations                                    -               35
                                                     ----------     ----------
Total net income                                     $    6,302     $    4,758
                                                     ==========     ==========

Weighted average number of shares issued             13,707,134     13,620,153
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 613,191        524,330
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    3,644            -
                                                     ----------     ----------
Common and common equivalent shares                  14,323,969     14,144,483
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.44           $.33
  Discontinued operations                                   -              .01
                                                     ----------     ----------
  Total                                                    $.44           $.34
                                                     ==========     ==========



     COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
               (Dollars in Thousands, Except Per Share Amounts)
                                                         Three Months Ended
                                                              March 31
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $    6,302     $    4,723
Discontinued operations:
  Income from operations                                    -               35
                                                     ----------     ----------
Total net income                                     $    6,302     $    4,758
                                                     ==========     ==========

Weighted average number of shares issued             13,707,134     13,620,153
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher              649,698        587,615
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    3,644            -
                                                     ----------     ----------
Fully diluted shares                                 14,360,476     14,207,768
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.44           $.33
  Discontinued operations                                   -              -
                                                     ----------     ----------
  Total                                                    $.44           $.33
                                                     ==========     ==========